Exhibit 15.1

ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

August 15, 2016

The Board of Directors

PrivateBancorp, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form F-4) of Canadian Imperial Bank of Commerce for the registration of shares of its common stock of our reports dated May 5, 2016 and August 8, 2016 relating to the unaudited condensed consolidated financial statements of PrivateBancorp, Inc. that are included in its Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016.

/s/ Ernst & Young LLP

Chicago, Illinois